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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 28, 1999, except for Note 8, which is as of August 4, 1999, relating to the consolidated financial statements of Agile Software Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

    /s/ PricewaterhouseCoopers llp

_____________________________________
PricewaterhouseCoopers LLP
San Jose, California

August 12, 1999